EXHIBIT 23.1






CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation of our report dated July 24, 2002, included in this Form 10-KSB into the Company's previously filed Registration Statement File No. 33-93754 on Form S-8.



/s/MOSS ADAMS LLP

Moss Adams LLP

Portland, Oregon
July 24, 2002